Exhibit 10

WAIVER AND THIRD AMENDMENT TO

DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

WAIVER AND THIRD AMENDMENT TO DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT, dated as of March 16, 2005 (this “Amendment”), by and among Ultimate Electronics, Inc., a Delaware corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Parent”), Ultimate Intangibles Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Intangibles”), Ultimate Leasing Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Leasing”), Fast Trak Inc., a Minnesota corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Fast Trak”), Ultimate Electronics Partners Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Partners”), Ultimate Electronics Leasing LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Leasing”), and Ultimate Electronics Texas LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Electronics Texas” and together with Parent, Intangibles, Leasing, Fast Trak, Electronics Partners and Electronics Leasing, the “Borrowers”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, in its capacity as agent (hereinafter in such capacity, the “Agent”), for itself and the other Lenders, with National City Business Credit, Inc., as documentation agent (the “Documentation Agent”), and General Electric Capital Corporation, as syndication agent (the “Syndication Agent”).

WHEREAS, the Borrowers, the Lenders, and the Agent are parties to that certain Debtor In Possession Loan and Security Agreement dated as of January 14, 2005 (as amended by the First Amendment to Debtor In Possession Loan and Security Agreement, dated as of January 28, 2005, and the Second Amendment to Debtor In Possession Loan and Security Agreement, dated as of March 7, 2005, as the same may be amended, amended and restated or otherwise modified and in effect from time to time, the “Loan Agreement”); and

WHEREAS, Defaults are in existence under the Loan Agreement as a result of the failure of the Borrowers (a) to deliver to the Concentration Account certain proceeds received from American Express and certain vendors on or about March 15, 2005 and (b) to deliver to the Agent a new business plan within sixty (60) days following the Closing Date, as required by Section 7.29 of the Loan Agreement (the “Existing Defaults”); and

WHEREAS, the Borrowers, the Lenders, and the Agent have agreed, inter alia, to modify certain terms and conditions of the Loan Agreement as specifically set forth in this Amendment;

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Defined Terms.  Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

§2.          Limited Waiver.  The Lenders hereby waive the Existing Defaults.

§3.          Amendment to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition of “Final Plan” in the appropriate alphabetical order:

““Final Plan” has the meaning set forth in Section 7.29.”

§4.          Amendment to Section 7.29 of the Loan Agreement.  Section 7.29 of the Loan Agreement is hereby amended by restating Section 7.29 in its entirety as follows:

“7.29  Business Plan.  The Borrowers shall assure that the Agent has received, each in form and substance satisfactory to the Agent (each shall be deemed in form and substance satisfactory to the Agent unless the Agent provides notice to the contrary within 5 Business Days after receipt thereof):

(a)           not later than March 16, 2005, a preliminary revised new business plan through the Termination Date which shall contain, among other things, the go forward store base for the Borrowers;

(b)           not later than March 23, 2005, a revised final new business plan (the “Final Plan”) through the Termination Date which shall contain, among other things (i) the go forward store base for the Borrowers and (ii) identification of any liquidity shortfalls during such period;

(c)           not later than April 4, 2005, a stalking horse agency agreement for all retail locations proposed to be closed in connection with the Final Plan;

(d)           not later than April 8, 2005, either (i) commitments to provide the Borrowers with additional funds to eliminate any liquidity shortfalls identified in the Final Plan or (ii) bid packages relating to each of the Borrowers’ warehouse and all remaining retail locations in form to be provided to retail inventory liquidators; and

(f)            not later than April 11, 2005, (i) evidence that the Borrowers shall have received court approval for the Borrowers entering into an agency agreement relating to all retail locations proposed to be closed in connection with the Final Plan (which agency agreement shall be in form and substance satisfactory to the Agent) and (ii) the Borrowers shall have entered into such agency agreement and received the initial guaranty payments contemplated thereby.”

§5.          Conditions to Effectiveness.  This Amendment shall be deemed to be effective on the date hereof upon the receipt of an original counterpart signature, duly executed and delivered by the Administrative Borrower (on behalf of all Borrowers) and the Required Revolving Credit Lenders (or by Agent at the written request of the Required Revolving Credit Lenders).

§6.          Representations and Warranties.  Each of the Borrowers hereby represents and warrants to the Lenders as follows:

(a)           Ratification, Etc.  Except as expressly amended hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

(b)           Authority, Etc.  The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of all of their agreements and obligations under the Loan Agreement as amended and the other Loan Documents hereby are within the corporate, limited partnership and limited liability company authority of each of the Borrowers and have been duly authorized by all necessary corporate, limited partnership and limited liability company action on the part of the Borrowers.

(c)           Enforceability of Obligations.  This Amendment and the Loan Agreement as amended and the other Loan Documents hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§7.          No Other Waivers or Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  No waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such waiver or agreement, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar waivers or agreements that may be requested for any future period and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrowers to take any other action which is prohibited by the terms of the Loan Agreement and the other Loan Documents.  Nothing contained in this

Amendment shall in any way prejudice, impair or effect any rights or remedies of any Lender or the Borrowers under the Loan Agreement or the other Loan Documents.

§8.          Expenses.  All costs and expenses incurred or sustained by the Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not this Amendment is consummated.

§9.          Execution in Counterparts; Delivery by Facsimile.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.  Delivery of a counterpart signature page hereof by facsimile shall be deemed an original signature page.

§10.        Miscellaneous.  THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE APPLICATION OF THE BANKRUPTCY CODE IS MANDATORY.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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